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                                                                    EXHIBIT 10.1


                        Master Service Agreement between
                            AppliedTheory Corporation
                                       And
                                    NYSERNet
                                      V1.0

This Master Service Agreement (this "Agreement") is made as of the date of last execution below (the "Effective Date") and entered into by and between AppliedTheory Corporation, having its principal place of business at 125 Elwood Davis Road, Syracuse, NY 13212, and NYSERNet.Org, a not-for-profit corporation ("NYSERNet"), having its principal place of business at 125 Elwood Davis Road, Syracuse, NY 13212.

Whereas NYSERNet seeks to build and operate an advanced next generation Internet, NYSERNet 2000, for its member institutions and others;

Whereas NYSERNet desires to obtain telecommunications services as described in the Exhibits (the "Services"), in support of its network from AppliedTheory, and AppliedTheory is willing to provide the Services for the rates attached hereto;

Whereas NYSERNet and AppliedTheory seek to further their strategic alliance by working together on the development of advanced networking technologies which will initially be deployed and tested in the NYSERNet 2000 network;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:


TERMS AND CONDITIONS

A.       DEFINITIONS
A.       "NYSERNet" means NYSERNet.Org.
B. "AppliedTheory" means AppliedTheory Corporation and any of its successors, subsidiaries, sub-contractors, parent, and agents.
C. "Agreement" means this Master Services Agreement together with all Exhibits that are attached hereto and/or incorporated herein by reference.


1.       SERVICES TO BE PROVIDED
Subject to the terms hereof, AppliedTheory agrees to provide to NYSERNet the services as are described in Task Orders, incorporated herein or which may be executed from time to time by both parties (the "Task Orders"). Task Orders are attached as consecutively lettered Exhibits.

                    AppliedTheory Master Services Agreement
                                    -Page 1-

         Exhibit A:        Task Order Numbers 99-001A and 99-001B for
                           Collocation and Transport Services
         Exhibit B:        Task Order Number 99-002 for Contract Administration
                           Services
         Exhibit C         Task Order Number 99-003 for Network Management and
                           Customer Support Services

Task Orders may be added to this Agreement or may be modified by subsequent Task Orders by the mutual agreement of the parties. Each Task Order shall become effective only upon execution by both parties, whereupon such Task Order shall be deemed a part hereof. Each Task Order will contain a description of the services to be performed, a timetable for performance and a price. A Task Order may contain additional terms and conditions as applicable or as the parties may desire.


When both parties agree to change a Task Order, the initiating party will prepare a written description of the agreed change (a "Change Authorization"). Acceptance of the proposed change will be indicated by authorized signature of the Change Authorization by both parties. The terms of a Change Authorization prevail over those of the applicable Task Order and any of its previous Change Authorizations. Any change in the Task Order may affect the charges or other terms. When a change in charges is necessary, AppliedTheory will provide a written quote and these charges will be included in the Change Authorization. Work will only begin on both party's acceptance and written authorization of the Change Authorization.

2.       TERM
This Agreement shall begin on the Effective Date and shall continue for three years or until the end of the committed term length for any Task Order, whichever is later (the "Initial Term".) Upon expiration of the Initial Term, this Agreement shall be renewed for three additional one-year terms, at rates to be renegotiated by the parties, unless written notice is provided by either party to the other at least sixty (60) calendar days before the expiration of the Initial Term, or any renewal of such term.

Additional Services not Co-Terminous. If NYSERNet requests additional Services under this Agreement AppliedTheory will use its best efforts to secure contracts which have termination dates coinciding with this Agreement. AppliedTheory will advise NYSERNet of the termination dates of all contracts it enters into in support of this Agreement. If termination dates for additional Services are not co-terminous with this Agreement, and such Services are terminated early, AppliedTheory will pass through to NYSERNet the actual termination costs imposed by such third parties. Any amendment to this Agreement or its Exhibits, or any Task Order adding additional Services will include the specific termination penalties of contracts AppliedTheory proposes to enter into in support of this Agreement or details about the calculation of any such penalty for pre-approval by NYSERNet.

 3.      RATES
The prices for Services provided hereunder are set forth in the applicable Task Orders.

                    AppliedTheory Master Services Agreement
                                    -Page 2-
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4.       PAYMENT AND INVOICING
NYSERNet agrees to pay all charges incurred in accordance with the Task Orders. Charges shall be invoiced monthly and payment in US currency shall be due upon receipt. Interest charges of one and one half percent (1.5%) per month or the highest rate permitted by law, whichever is less will accrue daily on all amounts which are not paid within forty-five (45) days of the date of the invoice. NYSERNet will pay all applicable taxes, as well as duties or levies, on the Services except taxes based on the income of AppliedTheory.


                                 5. TERMINATION

5.1 Termination for Default. Either party may terminate this Agreement or any individual Task Order, in the event of default by the other, provided that the non-defaulting party so advises the defaulting party in writing of the event of alleged default and the defaulting party does not remedy the alleged default within thirty (30) days after receipt of written notice thereof. Default is defined to include:

         A. either party's insolvency or initiation of bankruptcy or receivership proceedings by or against the party unless said procedure is dismissed within 60 days;

         B. either party's material breach of any of the other terms or conditions hereof including the failure to make any payment when due, if the amount of the payment due is not in dispute;

         C. the execution by either party of an assignment for the benefit of creditors, or;

         D. failure by AppliedTheory to meet the Performance Criteria as described in the Exhibits.

5.2 Termination for Other Reasons. The rates and charges under which the Services are provided are based on certain minimum periods as indicated in the attached Task Orders. If NYSERNet terminates all or a portion of a Task Order prior to the expiration of the Term specified in the Task Order, NYSERNet agrees to pay AppliedTheory a service cancellation charge as outlined in the Task Order. The effective date of cancellation shall be no earlier than thirty (30) days after AppliedTheory's receipt of NYSERNet's written request to cancel such Service or Task Order. Any cancellation charges imposed by a third party access provider will be passed along to NYSERNet to the extent specified in the Task Order.

5.3 Termination of this Agreement, a Task Order, or Service for any cause shall not release either party from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue in relation to the period prior to termination or from any obligation which is expressly stated herein to survive termination.

6.       Force Majeure.
Neither party shall be liable for any failure of performances if such failure is due to any cause or causes beyond the reasonable control of such party, including, without limitation, acts of God, fire, explosion, vandalism, cable cut, adverse weather conditions, governmental action, labor difficulties and supplier failures.

7.       LIABILITY
AppliedTheory shall be liable for damages of any nature arising from errors, mistakes, omissions, interruptions, or delays ("Errors" and individually and "Error") of or caused by

                    AppliedTheory Master Services Agreement
                                    -Page 3-
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AppliedTheory, its agents, servants, or employees, in the course of establishing, furnishing, rearranging, moving, terminating, or changing the service or facilities or equipment provided that AppliedTheory's liability for an Error shall not exceed the amount paid or due by NYSERNet to AppliedTheory for that portion of any Task Order to which the Error shall relate. In no event will AppliedTheory be liable to NYSERNet or to any of NYSERNet's own customers for any incidental, indirect, special or consequential damages (including lost revenues or profits) arising from any act or omission under this Agreement or any Task Order. WITH THE EXCEPTION OF THE COVENANTS AND WARRANTIES CONTAINED IN THIS AGREEMENT INCLUDING ITS EXHIBITS APPLIEDTHEORY MAKES NO WARRANTY TO NYSERNET OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS OR IMPLIED AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY APPLIEDTHEORY ARE HEREBY EXCLUDED AND DISCLAIMED.

8.       INDEMNIFICATION
8.1 By NYSERNet. NYSERNet shall indemnify, defend and hold harmless AppliedTheory against any and all losses, damages, injuries, expenses and liabilities of any type, including attorney's fees, incurred in connection with
(i) any and all claims, proceedings, actions or suits ("Claims") for libel, slander, infringement of copyright or unauthorized use of any trademark, trade name or service mark arising out of the content transmitted over facilities or equipment provided by AppliedTheory; and (ii) claims for infringement of any third party's patent, copyright, trademark, trade secret or other intellectual property right ("Intellectual Property Rights" and individually, a "Intellectual Property Right") arising from combining or connecting AppliedTheory's facilities or equipment with facilities, equipment, apparatus or systems of NYSERNet; (iii) all Claims of any kind by NYSERNet's end users, except claims arising from AppliedTheory's actions or failure to act, and (iv) all other Claims (including, without limitation, claims for damage to any business or property, or injury to, or death of, any person) arising out of any act or omission of NYSERNet, or NYSERNet's agents or end users, in connection with any product, service, facilities or equipment provided by AppliedTheory.

8.2. By AppliedTheory. AppliedTheory shall indemnify, defend and hold harmless NYSERNet and its subsidiaries and affiliates against any and all losses, damages, injuries, expenses and liabilities of any type, including attorney's fees, incurred in connection with (i) any and all Claims for damages to property or injuries, including death, as a result of an act (whether intentional, negligent or otherwise) or omission on the part of AppliedTheory or any of its successors, subsidiaries or affiliates in connection with the Services provided under this Agreement and (ii) any and all Claims that the Services furnished by AppliedTheory in the course of this Agreement, or any resulting use, sale, license, or sublicense of any such Services as authorized herein constitutes an infringement of such third party's Intellectual Property Rights that occurs during the term of the Agreement. This Section 8.2 states the sole obligation and exclusive liability of AppliedTheory (express, implied, statutory, or otherwise), and the sole remedy of NYSERNet, for any third-party claims of infringement of any Intellectual Property Rights, subject to Section 8.4.

                    AppliedTheory Master Services Agreement
                                    -Page 4-
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8.3 Conditions. Each party's obligation to indemnify the other party for a claim pursuant to this Article 8 is contingent upon the following conditions: (i) that the indemnified party notify the indemnifying party in writing within ten (10) days of the assertion of any such claim, proceeding, action or suit and agrees not to settle, compromise or otherwise dispose of any such claim, proceeding, action or suit without the prior written consent of the indemnifying party; (ii) that the indemnified party allows the indemnifying party to control the defense and settlement of the claim; and (iii) that the indemnified party provides to the indemnifying party commercially reasonable information, assistance, and authority (at the indemnifying party's sole expense, as applicable) reasonably necessary or useful for the indemnifying party's handling and defense of the claims ; and (iv) that each party's aggregate liability and obligations arising out of this Article 8 shall not exceed the lesser of (a.) the total charges paid by NYSERNet to AppliedTheory under this Agreement during the 12 months preceding the events giving rise to the Claim at issue and (b) one million dollars ($1,000,000). Notwithstanding the indemnifying party's right to control the defense and settlement of such claims, the indemnified party may, at its sole option and expense, participate in such defense and settlement with counsel of its own choosing.

8.4 Election of Remedy. If NYSERNet's license to or use of AppliedTheory's Services, as permitted under this Agreement, is enjoined based on a Claim by a third party that the Services furnished by AppliedTheory in the course of this Agreement, or any resulting use, sale, license or sublicense of any such Services as authorized herein constitutes an infringement of such third party's Intellectual Property Rights, AppliedTheory must, at AppliedTheory's option and expense:

         (i) procure for NYSERNet and its customers the continued right to use the Services as permitted herein; or

         (ii) replace the Services with substantially equivalent non-infringing Services;

         or

         (iii)    modify the Services so they become non-infringing; or

         (iv) if neither (i), (ii), nor (iii) is commercially feasible, discontinue the Services or remove any equipment relating to such Services and refund to NYSERNet an amount equal to the total compensation due AppliedTheory under this Agreement, less a commercially reasonable fee for NYSERNet's use of the Services for the period commencing on the Effective Date hereof and concluding on the effective date of such injunction.

8.5 No Special Damages. Except for the indemnity provisions contained in this
Article 8, neither party will be liable to the other for special, indirect, or consequential loss of damage, whether or not such loss or damage is caused by the fault or negligence of that party, its employees, agents, or subcontractors.

8.6 Exception. AppliedTheory will not have any obligations under this Article 8 in connection with any Claim which is based on the use of the Services (a) other than for the

                    AppliedTheory Master Services Agreement
                                    -Page 5-
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purposes for which they were supplied by AppliedTheory, unless the use of the
Services for such purposes was authorized by AppliedTheory, (b) in a manner other than as directed by AppliedTheory, unless the use of the Services in such manner was authorized by AppliedTheory or (c) in combination with products, goods, or services not supplied by AppliedTheory, unless (i) such combination was authorized by AppliedTheory and/or (ii) AppliedTheory would otherwise have an obligation under this section 8.6 in the absence of such combination.

8.7 Survival of Indemnity. Both part indemnity obligations under this Article 8 will survive the expiration or termination of the Agreement.

9.       NO ACCEPTABLE USE POLICY
APPLIEDTHEORY WILL NOT IMPOSE AN ACCEPTABLE USE POLICY ON THE SERVICES PROVIDED THROUGH THIS AGREEMENT. ALL USES OF THE NYSERNET 2000 NETWORK WILL BE CONTROLLED BY NYSERNET AND ITS MEMBER'S INSTITUTIONS.


10.      BUSINESS RELATIONSHIP
This Agreement shall not create any agency, employment, joint venture, partnership, representation, or fiduciary relationship between the parties. Neither party shall have the authority to, nor shall any party attempt to, create any obligation on behalf of the other party.


11.      INSURANCE
Unless specified differently in the Task Orders, throughout the term of this Agreement and any extension thereof, each party shall maintain, and, upon written request, shall provide to the other party proof of comprehensive general liability insurance with a limit of not less than $2,000,000 per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability and products and completed operations liability.



12.      MISCELLANEOUS

Assignment
Neither party shall assign or transfer this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

Dispute Resolution
Disputes relating to this Agreement will be settled in arbitration before a single arbiter held in accordance with the Commercial Arbitration rules of the American Arbitration Association and will be governed by the U.S. Arbitration Act, 9 U.S.C. ss 1, et. Seq., and judgement may be entered in any court of competent jurisdiction. The arbitration will be held in the Syracuse, NY area.

                    AppliedTheory Master Services Agreement
                                    -Page 6-
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Legal Construction
This Agreement shall be governed by the laws of the State of New York pertaining to contracts made and to be performed in New York without giving effect to conflicts of laws principles.


Survival
The covenants and agreements of both parties contained in this Agreement with respect to payment of amounts due, confidentiality and indemnification shall survive any termination of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of either party and shall be binding upon the successors and permitted assigns of each party.


Amendments
This Agreement may not be modified except by written amendment by the parties. No agent, employee or representative of AppliedTheory or NYSERNet has authority to bind the parties to any representation or warranty unless such is specifically included in this Agreement, any Task Order or written amendments thereto.


Entire Agreement
This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter contained herein and supersedes in full the Memorandum of Understanding dated June 1, 1998 and the Collocation Services Agreement dated September 23, 1998 between the parties. Any prior agreements, representations, statements, negotiations, understandings, or undertakings of AppliedTheory or NYSERNet relating to the subject matter herein are of no force and effect if not contained in this Agreement or in a Task Order.


No Implied Waivers
Except as provided herein, no term or provision of this Agreement shall be deemed waived, no breach or default shall be deemed excused, no waiver or any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless such waiver or consent is made in writing and is signed by an authorized representative of the party to be charged with such waiver or consent.


Severability
In the event that any provision of this Agreement shall be determined illegal or otherwise unenforceable, such provision shall be severed and the entire Agreement shall not fail on account thereof and the balance of the Agreement shall continue in full force and effect.

                    AppliedTheory Master Services Agreement
                                    -Page 7-
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Notices
Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by U.S. registered mail, postage prepaid, return receipt requested, in any post office of the United States, addressed as follows:

         If to AppliedTheory:                                 If to NYSERNet
         --------------------                                 --------------
         AppliedTheory Corporation                            NYSERNet.Org
         125 Elwood Davis Road                                125 Elwood Davis Road
         Syracuse, New York 13212                             Syracuse, New York 13212
         Attn. Contracts Manager                              Attn.  Contracts Manager

Notices so given will be effective on the date of receipt unless otherwise specified in the notification.


Exhibits
The terms of all Exhibits referenced herein are incorporated herein and made a part hereof by reference.


Non-Disclosure of Terms
NYSERNet and AppliedTheory each warrant, represent and agree that it will not disclose the terms and conditions of this Agreement, including but not limited to pricing, without the other's prior written consent, to any party other than such parties' accountants, auditors, attorneys, or financial advisors, except to the extent required by any applicable law. Notwithstanding the foregoing, NYSERNet hereby consents to disclosure of the terms and conditions of this Agreement, including but not limited to pricing, in any forms or documents which AppliedTheory shall file with the Securities and Exchange Commission to the extent required.

IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS SET FORTH HEREIN, APPLIEDTHEORY AND NYSERNET AGREE TO BE BOUND BY THIS AGREEMENT AND ATTACHMENTS HERETO.

AppliedTheory Corporation                                 NYSERNet.Org

/S/ ANGELO A. GENCARELLI III                               /S/ TIMOTHY LANCE
----------------------------                              ---------------------
Angelo Gencarelli                                         Tim Lance
Sr. Dir. Accounting/Controller                            Chairman of the Board
                                                          of Directors/President

          6/14/99                                         6/14/99
----------------------------                              ---------------------
Date                                                      Date

                    AppliedTheory Master Services Agreement
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